Exhibit 99.1

Press Release

Orthovita, Inc.

77 Great Valley Parkway

Malvern, PA 19355

USA

Orthovita Schedules Second Quarter 2010

Financial Results Conference Call

For Immediate Release

Tuesday, July 20, 2010

Contact:	Nancy C. Broadbent
Senior Vice President and Chief Financial Officer
Orthovita, Inc.
610-640-1775 or 800-676-8482

MALVERN, Pennsylvania, Tuesday, July 20, 2010 – Orthovita, Inc. (NASDAQ: VITA), an orthobiologics and biosurgery company, will hold a conference call on Tuesday, August 3, 2010, at 8:30 a.m. Eastern Time, to review and discuss its financial results for the second quarter 2010. Antony Koblish, President and Chief Executive Officer, and Nancy C. Broadbent, Senior Vice President and Chief Financial Officer of Orthovita, will host the call.

The telephone number to join the conference call from within the U.S. is (888) 815-2919, and from outside the U.S. is (706) 643-3675. The conference identification number is 86671393. Participants should dial in ten minutes prior to the scheduled start time for the conference call.

A replay of the conference call will be available for two weeks beginning August 3, 2010, at 11:30 a.m. Eastern Time, and ending August 17, 2010, at 11:59 p.m. Eastern Time. You may listen to the replay by dialing within the U.S. (800) 642-1687 or by dialing from outside the U.S. (706) 645-9291. The replay identification number is 86671393.

About the Company

Orthovita is an orthobiologics and biosurgery company that develops and markets novel medical devices. Our orthobiologics platform offers products for the fusion, regeneration and fixation of human bone. Our biosurgery platform offers products for controlling intra-operative bleeding, also known as hemostasis. Our current fusion and regeneration products are based on our proprietary VITOSS™ Bone Graft Substitute technology and address the non-structural bone graft market with synthetic, bioactive alternatives to patient- and cadaver-derived bone tissue. CORTOSS™ Bone Augmentation Material, an injectable, polymer composite that mimics the structural characteristics of human bone, provides the basis for our fixation portfolio. CORTOSS received U.S. regulatory clearance in June 2009 for use in vertebral augmentation. Our hemostasis portfolio includes VITAGEL™ Surgical Hemostat, a unique, collagen-based matrix that controls bleeding and facilitates healing, and VITASURE™ Absorbable Hemostat, a plant-based product that can be deployed quickly throughout surgery.

Disclosure Notice

This press release may contain forward-looking statements regarding Orthovita’s current expectations of future events that involve risks and uncertainties, including, without limitation, the demand and market acceptance of our products and other aspects of our business. Such statements are based on management’s current expectations and are subject to a number of substantial risks and uncertainties that could cause actual results or timeliness to differ materially from those addressed in the forward-looking statements. Factors that may cause such a difference are listed from time to time in reports filed by the Company with the U.S. Securities and Exchange Commission (SEC), including but not limited to risks described in our most recently filed Form 10-K under the caption “Risk Factors.” Further information about these and other relevant risks and uncertainties may be found in Orthovita’s filings with the SEC, all of which are available from the SEC as well as other sources. Orthovita undertakes no obligation to publicly update any forward-looking statements.

Source: Orthovita, Inc.